EXHIBIT 8

OWNERSHIP INFORMATION

Record Holders	2021 Warrant Shares (#)	2023 Warrant Shares (#)	2024 Convertible Note Shares (#)	Shares (#)	Voting and Dispositive Power Could be Deemed to be Shared With
CACC(1)	670,620	—	—	10,896	CAG, CAGGP
CACO(1)	—	—	—	546,772	CAA, CAM, CAGPH, CAG, CAGGP
CAOP	834,634	4,894,561	—	78,319,787	CAA, CAG, CAGGP, CAOGP, CAGPH
CAOF(1)	—	—	16,000,000	—	CACO, CAA, CAM, CAGPH, CAG, CAGGP
CA PIPE(1)	—	—	—	32,032,000	CAM, CAGPH

(1)	Not a Reporting Person.

CAA, as the investment manager to CACO and CAOP, may be deemed to have the power to direct the voting and disposition of Shares held by CACO, CAOP and CAOF, and consequently CAA may be deemed to possess indirect beneficial ownership of such Shares.

CAM, as the managing member of CACO and the manager of CA PIPE, may be deemed to have the power to direct the voting and disposition of Shares held by CACO, CAOF and CA PIPE, and consequently CAM may be deemed to possess indirect beneficial ownership of such Shares.

CAG, as the managing member of CAA and CACC, may be deemed to have the power to direct the voting and disposition of Shares held by CACO, CAOP, CAOF and CACC, and consequently CAG may be deemed to possess indirect beneficial ownership of such Shares.

CAGGP, as the general partner of CAG, may be deemed to have the power to direct the voting and disposition of Shares held by CACO, CAOP, CAOF and CACC, and consequently CAGGP may be deemed to possess indirect beneficial ownership of such Shares.

CAOGP, as the general partner of CAOP, may be deemed to have the power to direct the voting and disposition of Shares held by CAOP, and consequently CAOGP may be deemed to possess indirect beneficial ownership of such Shares.

CAGPH, as the managing member of CAM and the sole member of CAOGP, may be deemed to have the power to direct the voting and disposition of Shares held by CACO, CAOF, CA PIPE and CAOP, and consequently CAGPH may be deemed to possess indirect beneficial ownership of such Shares.

CACO, as the sole owner of CAOF, may be deemed to have the power to direct the voting and disposition of Shares held by CAOF, and consequently CACO may be deemed to possess indirect beneficial ownership of such Shares.